UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2015

HAMPSHIRE GROUP, LIMITED

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-20201 (Commission File Number)	06-0967107 (I.R.S. Employer Identification No.)

114 W. 41st Street, New York, New York (Address of principal executive offices)	10036 (Zip code)

(212) 840-5666

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2015, Hampshire Group, Limited (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into a letter agreement dated February 11, 2014 with Salus Capital Partners, LLC (“Salus”), to temporarily increase availability under the revolving credit facility of the Credit Agreement with Salus by $2.0 million until the earlier of (i) April 11, 2015, or (ii) the date of Borrowers’ receipt of the proceeds of a capital raise of at least $2.0 million (provided, that in the event that the capital raise yields net proceeds to the Borrowers of less than $2.0 million, the temporary availability will, at such time be reduced by an amount equal to the amount of the net proceeds of such capital raise received by Borrowers). Under the Credit Agreement with Salus, available borrowings under the revolving credit facility are limited to a borrowing base, generally consisting of specified percentages of inventory and trade receivables, less the total of availability reserves established under the credit facility, less a $3.5 million availability block. The temporary availability is effected by reducing the availability block from $3.5 million to $1.5 million. In any event, the availability block will be returned to $3.5 million on April 11, 2015.

The foregoing summary of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

On February 17, 2014 the Company announced preliminary results for the fourth quarter ended December 31, 2014, and revised its expectations for the full year ending December 31, 2014. The press release also announced the signing of the Salus letter agreement. A copy of the Company’s press release in respect thereof is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information being furnished pursuant to Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure.

The information in Item 2.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Letter Agreement dated February 11, 2015 by and among Hampshire Group, Limited, Hampshire Brands, Inc., Hampshire International, LLC, Scott James, LLC and Rio Garment S.A., as borrowers, and Salus Capital Partners, LLC.

99.1	Press Release of Hampshire Group, Limited dated February 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMPSHIRE GROUP, LIMITED

By:	/s/ Trey A. Darwin
Name: Trey A. Darwin
Title: Vice President and Chief Financial Officer

Dated: February 17, 2015

Exhibit Index

Exhibit No.	Description

10.1

Letter Agreement dated February 11, 2015 by and among Hampshire Group, Limited, Hampshire Brands, Inc., Hampshire International, LLC, Scott James, LLC and Rio Garment S.A., as borrowers, and Salus Capital Partners, LLC.

99.1	Press Release of Hampshire Group, Limited dated February 17, 2015.